EXHIBIT 10.27
                                                                   -------------

                                      LEASE


         This instrument is an indenture of lease by and between Fortune Wakefield, LLC, a Massachusetts limited liability company ("Landlord") and Datawatch Corporation, a Delaware corporation ("Tenant").

         The parties to this instrument hereby agree with each other as follows:

                                    ARTICLE I
                        SUMMARY OF BASIC LEASE PROVISIONS

1.1      INTRODUCTION

         As further supplemented in the balance of this instrument and its Exhibits, the following set forth the basic terms of this Lease, and, where appropriate, constitute definitions of certain terms used in this Lease.

1.2      BASIC DATA

Date:                            August 31 , 2000

Landlord:                        Fortune Wakefield, LLC, a Massachusetts limited
                                 liability company

Present Mailing Address          c/o CB Richard Ellis
of Landlord:                     NE Partners, LP.
                                 660 Suffolk Street
                                 Lowell, MA 01854

Payment Address:                 Fortune Wakefield, LLC
                                 c/o CB Commercial
                                 NE Partners, LP
                                 600 Atlantic Avenue
                                 Boston, MA 02210

Managing Agent:                  CB Richard Ellis
                                 NE Partners, LP
                                 660 Suffolk Street
                                 Lowell, MA 01854

Tenant:                          Datawatch Corporation, a Delaware corporation

Mailing Address of Tenant:       175 Cabot Street
                                 Lowell, MA 01854
                                 Attention: Alan MacDougall

Premises:                        16,377 Rentable Square Feet (8,201 RSF on the
                                 2nd floor and 8,176 RSF on the 5th floor), as
                                 shown on the plans attached to this Lease as
                                 Exhibit A.
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Lease Term:                      Five (5) Years (plus the partial calendar
                                 month, if any, immediately following the Term
                                 Commencement Date).

Term Commencement Date:          The later of February 1, 2001 or the date that
                                 the work described in Exhibit B is
                                 Substantially Complete and the Landlord has delivered possession of the Premises to the Tenant. "Substantially Complete" shall mean (i) the Premises are in "broom clean" condition, free from all other tenants and occupants and their personal property, (ii) a certificate of occupancy is issued for the Premises and the work in Exhibit B is finished with the exception of minor punch list items that do not interfere with the Tenant's ability to use and occupy the Premises for the Permitted Uses, and which items shall be completed by Landlord within 30 days of the Substantial Completion date. Landlord shall use diligent efforts to complete the work by no later than February 1, 2001.

Base Rent:                       Year 1: $286,597.50 per annum ($23,883.13 per
                                 month);

                                 Year 2: $294,786 per annum ($24,565.50 per
                                 month);

                                 Year 3: $302,974.50 per annum ($25,247.88 per
                                 month);

                                 Year 4: $311,163 per annum ($25,930.25 per
                                 month);

                                 Year 5: $319,351.50 per annum ($26,612.63 per
                                 month);

Rent Commencement Date:          The Rent Commencement Date shall be the same as
                                 the Term Commencement Date.

Letter of Credit:                Tenant shall provide Landlord with a Letter Of
                                 Credit by a bank or financial institution satisfactory to Landlord in the amount of $143,299, as security deposit to be held, drawn, applied and returned in accordance with
                                 Section 17.15 of this Lease. In the event that the Tenant is in default of the Lease, the Letter Of Credit shall guarantee payment to the Landlord of amounts due under the Lease.

Permitted Use:                   For executive, administrative, sales,
                                 engineering and other general office use and for no other purpose or purposes.

Tenant's Proportionate Share:    6.12%. Tenant's Proportionate Share shall be
                                 adjusted in the event of any increase or
                                 decrease (due to the construction of an
                                 addition on the Building or decrease) in the
                                 total square footage of rentable floor area
                                 contained within the Premises and/or the
                                 Building, based upon the square footage of
                                 rentable floor area contained within the
                                 Premises divided by the square
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                                      -3-

                                 footage of rentable floor area contained within the Building, as so increased. Landlord represents and warrants to Tenant that, as of the Date of this Lease, the Building contains 267,5.00 square feet of rentable floor area.

Operating Expense Base:          Actual Operating Costs for Calendar Year 2001
                                 Expenses

Real Estate Tax Base:            Actual Taxes for Fiscal tax Year 2001 Expense

Unreserved Parking Spaces:       The total number of parking spaces: (49).
                                 Location of Parking spaces: 5 West Yard, 5
                                 Cabot Yard, 9 Tremont Yard, 30 Ayotte Garage.
                                 Parking spaces will not be reserved and will be used in common with others entitled to use spaces in the yards and the garage. Landlord further agrees that Tenant may use parking spaces in the yards in lieu of parking spaces provided for Tenant in the Ayotte Garage until such time as Landlord determines that such yard spaces are needed for the use of other tenants.

1.3      ENUMERATION OF EXHIBITS

         Exhibit A:        Plan showing the Premise.
         Exhibit B.        Landlord's Work.
         Exhibit C:        Building Services

                                   ARTICLE II
                 DESCRIPTION OF PREMISES AND APPURTENANT RIGHTS

2.1      LOCATION OF PREMISES

         The Landlord hereby leases to Tenant, and Tenant hereby accepts from Landlord, the (the "Premises") identified on Exhibit A and commonly known as Suites 220 and 503 in Landlord's building (the "Building") located at 175 Cabot Street and 650 & 660 Suffolk Street in Lowell, Massachusetts. Nothing in Exhibit A shall be treated as a representation that the Premises or the Building shall be precisely of the area, dimensions, or shapes as shown, it being the intention of the parties only to show diagrammatically, rather than precisely, on Exhibit A the layout of the Premises and the Building.

2.2      APPURTENANT RIGHTS AND RESERVATIONS

         Tenant shall have, as appurtenant to, the Premises, rights to use in common with others entitled thereto the common facilities included in the Building or the land on which the Building is located (the "Lot"), including walkways, driveways, lobbies, hallways, ramps, and stairways. Such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord by reasonable advance notice to Tenant, and to the right of Landlord to designate and to change from time to time the areas arid facilities so to be used, provided that such rules, regulations or designation changes (i) do not unreasonably interfere with the use of,
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                                      -4-


and access to, the Premises for the Permitted Use or the use of the Common Facilities for their intended purposes, (ii) reduce below 750 the number of parking spaces on the Lot available for common use by tenants of the Building, or (iii) otherwise reduce ,or materially impair the quality or capacity of the Common Facilities..

         Not included in the Premises are the roof or ceiling, the floor and all perimeter walls of the space identified in Exhibit A, except the inner surfaces thereof and the perimeter doors and windows. The Landlord reserves the right to install, use, maintain, repair and replace in the Premises (but in such manner as not unreasonably to interfere with Tenant's use of the Premises) utility lines, shafts, pipes, and the like, in, over and upon the Premises, provided that the same are located above the dropped ceiling (or, if there is no dropped ceiling, then within three (3) feet of the roof deck), below the floor surfaces or tight against demising walls or columns. Landlord agrees to repair promptly any damage to the Premises caused by the installation of any such items. Such utility lines, shafts, pipes and the like shall not be deemed part of the Premises under this Lease. The Landlord also reserves the right to alter or relocate any common facility, provided that substitutions are at least equivalent in quality and functional utility to the common facilities as of the date of this Lease, Tenant shall have access to the Premises at all times and Landlord shall not otherwise materially interfere with Tenant's use and enjoyment of the Premises and the Common Facilities and to change the lines of the Lot, provided that such change does not increase Tenant's obligations on account of Taxes or Operating Costs or impair Tenant's rights with respect to the Common Facilities.

                                   ARTICLE III
                      TERM OF LEASE: CONDITION OF PREMISES

3.1      TERM OF LEASE

         The term of this Lease shall be the period specified in Section 1.2 hereof as the "Lease Term" commencing upon the Term Commencement Date specified in Section 1.2.

3.2      CONSTRUCTION OF THE PREMISES

         (a) Landlord's Work. Landlord shall complete the construction and installation of the alterations, installations, improvements and other work ("Landlord's Work") shown on the plans, working drawings and specifications identified on Exhibit B attached to this Lease (the "Plans"), in a good and workmanlike manner and in compliance with all applicable laws. Landlord shall use reasonable efforts to cause Landlord's Work to be Substantially Complete by January 22, 2001, subject to any Tenant Delays (as defined below). If Tenant requests any changes in Landlord's Work after the Date of this Lease, Tenant shall submit such request in writing, and any such , change shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed; provided, however, that Landlord shall have the right to withhold its consent if such change shall result in a Tenant Delay. If Landlord approves any such change, Landlord shall deliver to Tenant a written change order describing such change and setting forth any increase or decrease in the cost of Landlord's Work and any Tenant Delay resulting from such change. If Tenant fails to execute and return to Landlord such change order within five business days after receiving it from Landlord, Tenant shall be deemed to have rescinded its request for such change. Landlord may condition its approval of any such change
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                                      -5-

on Tenant's payment of any such increase in the cost of Landlord's Work at the time Tenant executes the change order for such change.

         (b) Landlord shall provide an allowance for construction of improvements to the Premises equal to the product of $8.00 and the number of rentable square feet in the Premises (the "Allowance") toward the entire cost of the Landlord's Work ("Improvement Cost"). In the event the Improvement Cost exceeds the Allowance, Tenant shall reimburse to Landlord the balance of the Improvement Cost. The Improvement Cost shall include Tenant's architectural space planning and permit costs, Landlord's architectural and design costs and all payments to the contractor that installs the Landlords Work.. Landlord and Tenant shall each pay their proportionate share of each contractor's requisition for Improvement Cost, based upon Landlord's then estimate of the total Improvement Cost.

3.3      TENANT'S EARLY ACCESS

         Beginning as of seven days before Landlord's Work is Substantially Complete, Landlord shall permit Tenant and its agents, employees and contractors to have access to the Premises and to perform any alterations, improvements and installations desired by Tenant in addition to Landlord's Work; provided, however, Tenant shall cause its agents, employees or contractors performing any such additional alterations, improvements or installations to cooperate in all ways with Landlord's contractors to avoid any delay in Landlord's Work or conflict in any other way with the performance of Landlord's Work. If Landlord's Work is Substantially Complete before February 1, 2001, Tenant shall have the right to use and occupy the Premises, after such Substantial Completion until the Term Commencement Date, subject to all of the terms and conditions of this Lease, except that Tenant shall have no obligation to pay Base Rent until the Term Commencement Date.

3.4      OPTION TO EXTEND

         Tenant shall have one (I) option to extend the Lease Term for a period of five (5) years (the "Extension Period"). Tenant must provide written notice of its intent to extend the Lease Term to Landlord twelve (12) months prior to the expiration of the Lease Term. If Tenant exercises such ` option, The Base Rent for the Extension Period shall be 95% of the then fair market rent for first class office space in the Lowell/Chelmsford area, but not less than the current Base Rent. Within 30 days after receiving such notice from Tenant, Landlord shall give written notice to Tenant of Landlord's determination of the Fair Market Rent. If Landlord and Tenant are unable to agree on the Fair Market Rent within such 30-day period, the Fair Market Rent shall be determined according to the following procedures:

         (a) At any time after such 30-day period, Landlord and Tenant each shall have the right, by written notice (a "Notice of Arbitration") to the other, to demand arbitration of the calculation of the Fair Market Rent. The party demanding arbitration (the "first party") shall appoint an arbitrator in the Notice of Arbitration. Within seven days after the Notice of Arbitration is given, the other party (the "second party") shall by notice to the first party appoint a second arbitrator. If the second party fails to appoint a second . arbitrator within such seven-day period, the position taken by the first party shall be deemed to be the correct determination of the Fair Market Rent.
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                                      -6-

         (b) Within seven days after the designation of the second arbitrator, Landlord and Tenant shall submit their respective positions with respect to the determination of the Fair Market Rent to the two arbitrators. Within fourteen days after the designation of the second arbitrator, the two arbitrators shall conduct such hearings and investigations as they deem appropriate, and each shall give written notice to the other and Landlord and Tenant of its determination the Fair Market Rent. If one (and only one) arbitrator fails to give such notice within such fourteen-day period, the other arbitrator's determination shall be the Fair Market Rent. If the greater of such determinations is not more than five percent greater than the lesser of such determinations, the Fair Market Rent shall be the average of the two such determinations.

         (c) If the Fair Market Rent is not determined in accordance with the immediately preceding paragraph, the two arbitrators shall, within such 3.0 days after the designation of the second arbitrator, designate a third arbitrator. If the two arbitrators fail to agree upon the designation of a third arbitrator within such 30-day period, then they or either of them shall give notice of such failure to agree to Landlord and Tenant within such 30-day period. If Landlord and Tenant fail to agree upon the selection of a third arbitrator within seven days after the arbitrators give such notice, then either party on behalf of both may apply to the president of the Greater Boston Real Estate Board. or, on his or her failure, refusal or inability to act, to a court of competent jurisdiction, for the designation of such third arbitrator.

         (d) Within seven days after the designation of the third arbitrator, Landlord and Tenant shall submit their respective positions with respect to the determination of the Fair Market Rent to the third arbitrator. Within fourteen days after the designation of the third arbitrator, the third arbitrator shall conduct such hearings and investigations as he or she may deem appropriate and shall give written notice to .Landlord and Tenant of its determination of the Fair Market Rent. If the greatest of the determinations of the three arbitrators is more than ten percent greater than the middle such determination, then, such greatest determination shall be disregarded. If the least of the determinations of the three arbitrators is more than ten percent less than the middle such determination, then such least determination shall be disregarded. If the greatest and least such determinations are both disregarded, the middle such determination shall be the Fair Market Rent; otherwise, the Fair Market Rent shall be the average of any such determinations not so disregarded.

         (e) All arbitrators shall be qualified real estate professionals who shall have had at least ten years of experience appraising first-class buildings substantially similar to the Building in the Lowell/Chelmsford area Landlord and Tenant shall each be entitled to present evidence to the arbitrators in support of their respective positions. The arbitrators shall not make any determination inconsistent with the terms of thus Lease. The arbitrators shall not have the power to add to, modify or change any of the provisions of this Lease. The determination of the arbitrators) shall be conclusive and shall have the same force as a judgment in a court of competent jurisdiction. Judgment on the determination made by the arbitrator(s) under the foregoing provisions may be entered in any court of competent jurisdiction.

         (f) Each party shall pay the fees, costs and expenses of the arbitrator appointed by such party and of the attorneys and expert witnesses of such party and one-half of the other fees, costs and expenses of arbitration properly incurred under this Lease.
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                                      -7-


         (g) If the Fair Market Rent shall not be determined before the end of the initial Lease Term, then, as of the beginning of the Extension Period, Tenant shall continue to pay Base Rent at the rate in effect under this Lease during the last year of the initial Lease Term until the Fair Market Rent is determined in accordance with this Section 3.4. Within 30 days after such determination, Tenant shall pay to Landlord the difference, if any, between (i) the Base Rent, as determined in accordance with this Section 3.4, due under this Lease during the period from the commencement of the Extension Period until the date of such payment and (ii) the Base Rent actually paid by Tenant during such period.

                                   ARTICLE IV
                                      RENT

4.1      RENT PAYMENTS

         The Base Rent (at the rates specified in Section 1.2 hereof) and the additional rent or other charges payable pursuant to this Lease (collectively the "Rent") shall be payable by Tenant to Landlord at the Payment Address or such other place as Landlord may from time to time designate by notice to Tenant without any demand whatsoever except as otherwise specifically provided in this Lease and without any counterclaim, offset or deduction whatsoever. Rent shall be made payable to the order of Managing Agent as agent for Landlord.

         (a) Commencing on the Rent Commencement Date, Base Rent and The monthly installments of Tenant's Proportionate Share of the increase in Taxes over the Real Estate Tax Base and Tenant's Proportionate Share of increases in Operating Costs over the Operating Expense Base shall be payable in advance on the first day of each and every calendar month during the term of this Lease. If the Rent Commencement Date falls on a. day other than the first day of a calendar month, the first payment which Tenant shall make shall be made on the Rent Commencement Date and shall be equal to a proportionate part of such monthly Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month, and the monthly Rent for such succeeding calendar month. As used in this Lease, the term "lease year" shall mean any twelve (12) month period commencing on the first day of the first calendar month of the Lease Term.

         (b) Base Rent and the monthly installments of Tenant's Proportionate Share of the Taxes and Tenant's Proportionate Share of Operating Expenses for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis. Any other charges payable by Tenant on a monthly basis, as hereinafter provided, shall likewise be prorated:

         (c) Rent not paid within five (5) days of the date due be subject to a $500 Late Fee and shall bear interest at a rate (the "Lease Interest Rate") equal to 1.5% per month.

4.2      REAL ESTATE TAX

         (a) The term "Taxes" shall mean ail taxes and assessments (including without limitation, assessments for public improvements or benefits `and water and sewer use charges), and other charges or fees in the nature of taxes for municipal services which at any time during or in respect of the Lease Term may be assessed, levied, confirmed or imposed on or in respect of, or be a lien upon, the Building and the Lot, or any part thereof, or any rent therefrom or any
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                                      -8-

estate, right, or interest therein, or any occupancy, use, or possession of such property or any part thereof, and ad Valero taxes for any personal property used in connection with the Building or Lot. Without limiting the foregoing,. Taxes shall also include any payments made by Landlord in lieu of taxes. The Landlord agrees that Tenant's share of any special assessment shall be determined (whether or not Landlord avails itself of the privilege so to do) as if Landlord had elected to pay the same in installments over the longest period of time permitted by applicable law and Tenant shall be responsible only for those installments (including interest accruing and payable thereon) or parts of installment that are attributable to periods within the Lease Term.

         Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (1) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such Taxes, or
(2) impose an income or franchise, tax or a tax on rents in substitution for or as a supplement to a tax levied against the Building or the Lot or any part thereof and/or the personal property used in connection with the Building or the Lot or any part thereof, all such taxes, assessments, fees or charges ("Substitute Taxes") shall be deemed to constitute Taxes hereunder, Taxes shall also include, in the year paid, all fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with.: regard to Substitute Taxes, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

         (b) The Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of any increase in the Taxes assessed against the Building and Lot during any tax year (i.e., July 1 through June 30, as the same may change from time to time) over the Real Estate Tax Base as defined in Section
1.2 during the Lease Term. The Tenant shall pay to Landlord, together with monthly payments of Base Rent, pro rata monthly installments on account of the projected Tax increase over the Real Estate Tax Base for each lease year reasonably calculated by Landlord from time to time by Landlord with an adjustment made after the close of the tax year, to account for actual Taxes for such tax year.. The initial monthly payments on account of Taxes shall be $_____ none _____ per month. If the total of such monthly installments in any lease year is greater than Tenant's Proportionate Share of actual Taxes for such tax year, Tenant shall be entitled to a credit against Tenant's rental obligations hereunder in the amount of such difference or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. In no event shall the Landlord credit Tenant's account for an amount greater than the amount of Taxes paid in by Tenant during the lease year. If the total of such monthly installments is less than liability for such tax year, Tenant shall pay to Landlord the amount of such difference within thirty (30) days after Tenant receives Landlord's invoice therefor.

         (c) If any Taxes, with respect to which Tenant shall have paid Tenant's Proportionate Share, shall be adjusted to take into account any abatement or refund, Tenant shall be entitled to a credit against rental obligations hereunder, in the amount of Tenant's Proportionate Share of such abatement or refund less Landlord's costs or expenses, including without limitation appraiser's and attorneys' fees, of securing such abatement or refund or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. The Tenant shall not apply for any real estate tax
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                                      -9-

abatement without the prior written consent of Landlord. In no event shall Landlord credit Tenant's account for an amount greater than the amount of Taxes actually paid in by Tenant during the lease year.

         (d) Tenant shall pay or cause to be paid, prior to delinquency, any and all taxes and assessments levied upon all trade fixtures, inventories and other personal property placed in and upon the Premises by Tenant.

4.3      TENANT'S SHARE OF OPERATING COSTS

         The Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of any increase in Operating Costs (defined below)over the Operating Cost Base. The Tenant shall pay to Landlord pro rata monthly installments on account of the projected increase in Operating Costs over the Operating Expense Base (as defined in Section 1.2) for each lease year during the Lease Term in amounts reasonably calculated from time to time by Landlord with an adjustment made after the close of the lease year, to account for actual Operating Costs for such lease year. The initial monthly payments on account of Operating Costs shall be $_____ none _____ per month. If the total of such monthly installments in any lease year is greater than Tenant's Proportionate Share of actual Operating Costs for such lease year, Tenant shall be entitled to a credit against Tenant's monthly installments on account of projected Operating Costs hereunder in the amount of such difference or, if the Lease Term has expired and Tenant has no outstanding monetary obligations to Landlord, Landlord shall promptly pay such amount to Tenant. In no event shall the Landlord credit Tenant's account for an amount greater than the amount of Operating Costs actually paid in by Tenant during the lease year. If the total of such monthly installments is less than liability for such lease year, Tenant shall pay to Landlord the amount of such difference, as additional rent, within thirty (30) days after Tenant receives Landlord's invoice therefor. `

         As used in this Lease, the term "Operating Costs" shall mean all costs and expenses incurred by Landlord in connection with operation, insuring, repair, equipping, maintenance, replacement, management, cleaning and protection (collectively, "the Operation") of the Building, the Building heating, ventilating, electrical, plumbing, and other systems and the Lot (collectively, "the Property"), including, without limitation, the following:

         (1) All expense incurred by Landlord or its agents which shall be related to employment of day and night supervisors, janitors, handymen, carpenters, engineers, firemen, mechanics, electricians, plumbers, guards, cleaners and other personnel (including amounts incurred for wages, salaries and other compensation for services, payroll, social security, unemployment and similar taxes, workmen's compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or its agents pursuant to any collective bargaining agreement), for services in connection with the Operation of the Property, and personnel engaged in supervision of any of the persons mentioned above; provided, however, that the costs of employing personnel who work less than fulltime in connection with the Operation of the Property shall be equitably adjusted;
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                                      -10-

         (2) The cost of services, materials and supplies furnished or used in the Operation of the Property;

         (3) The amounts paid to managing agents and for legal and other professional fees relating to the Operation of the Property, but excluding such fees paid in connection, with (x) negotiations for. or the enforcement of leases; and (y) seeking abatements of Taxes; provided, however, that management fees shall not exceed prevailing market rates;

         (4) Insurance premiums and the positive difference, if any, between the amounts of what the insurance premiums would be if such insurance were maintained without deductibles over the actual premiums for such policies;

         (5) Costs for electricity, steam and other utilities required in the Operation of the Property;

         (6) Water and sewer use charges;

         (7) The costs of snowplowing and removal, parking fees and parking lot maintenance, and landscaping;

         (8) Amounts paid to independent contractors for services, materials and supplies furnished for the Operation of the Property; and

         (9) All other expenses incurred in connection with the Operation of the Property.

Operating Costs may be incurred directly or by way of reimbursement, and shall include taxes applicable thereto. The following shall be excluded from Operating
Costs:

         (1) Salaries of officers and executives of Landlord not connected with the Operation of the Properly (i.e., above the level of Building Manager) and other costs and expenses associated with the Operation of the Property, but allocable to other properties (e.g., where a service is provided at a single cost to both the Property and another property of Landlord, an equitable allocation shall be made to exclude the cost fairly attributable to such other property);

         (2) Depreciation of the original construction costs of the Building;

         (3) Expenses relating to tenants' alterations;

         (4) Interest on indebtedness;

         (5) Expenses for which Landlord, by the terms of this Lease or any other lease, makes a separate charge;

         (6) Taxes;

         (7) The cost of any electric current or other utilities furnished to the tenants and separately metered or billed;

         (8) Leasing fees or commissions; and
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                                      -11-

         (9) Capital expenses incurred in the construction of additional leasable area on the Property.

                                    ARTICLE V
                                 USE OF PREMISES

5.1      PERMITTED USE

         Tenant agrees that the Premises shall be used and occupied by Tenant only for the purposes specified as the Permitted Use thereof in Section 1.2 of this Lease, and for no other purpose or purposes.

         The Tenant shall comply and shall cause its employees, agents, and invitees to comply with such reasonable rules and regulations as Landlord shall from time to time establish for the proper regulation of the Building and the Lot, provided that Landlord gives Tenant reasonable advance notice thereof and that such additional rules and regulations shall be of general application to all the tenants in the Building, except where different circumstances justify different treatment and (iii) such rules and regulations shall not conflict with the terms of this Lease or materially interfere with Tenant's use of the Premises of the Common Facilities.

5.2      COMPLIANCE WITH LAWS

         Tenant agrees that no trade or occupation shall be conducted in the Premises or use made thereof which will be unlawful, improper, or contrary to any law, ordinance, bylaw, code, rule, regulation or order applicable in the municipality in which the Premises are located or which will disturb the quiet enjoyment of the other tenants of the Building. Tenant shall obtain any and all approvals, permits, licenses, variances and the like from governmental or quasi-governmental authorities, including without limitation any Architectural Access Board and Board of Fire Underwriters (collectively, "Approvals") which are required for Tenant's use of the Premises, including, without limitation, any which may be required for any construction work and installations, alterations, or additions made by Tenant to, in, on, or about the Premises (other than Landlord's Work); provided, however, that Tenant shall not seek or. apply for any Approvals without first having given Landlord a reasonable opportunity to review any applications for Approvals and all materials and plans to be submitted in connection therewith and obtaining Landlord's written consent, which consent shall not be unreasonably withheld. In any event, Tenant shall be responsible for all costs, expenses, and fees in connection with obtaining all Approvals. Without limiting the general application of the foregoing, Tenant shall be responsible for compliance of the Premises, including, without limitation, any alterations it may make to the Premises with the requirements of the Americans with Disabilities Act (42 U.S.C. Section 12101 et seq.) and the regulations and Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, as the same may be amended from time to time (collectively, the "ADA"). The Landlord shall be responsible for the compliance with the requirements of the ADA of (x) the Common Facilities and other common areas of the Building and Lot and (y) the access to the Premises from the common areas. Tenant's inability to obtain or delay in obtaining any such Approval shall in no event reduce, delay, or terminate Tenant's rental, payment, and performance obligations hereunder. Tenant shall, at its own cost and expense,
(i) make all installations, repairs, alterations, additions, or improvements to the Premises required by any law, ordinance, bylaw, code, rule, regulation or order of any governmental or quasi-governmental authority applicable to Tenant's use of the Premises; (ii) keep the Premises equipped with all required safety equipment and appliances; and (iii) comply with all taws, ordinances, codes, rules, regulations, and orders and the requirements of Landlord's and Tenant's insurers applicable to Tenant's use of the Premises, Building and Lot. Tenant shall not place a load upon any floor in the Premises exceeding the lesser of (a) the floor load per square foot of area which such floor was designed to carry as certified by Landlord's architect and (b) the floor load per square foot of area, which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight Notwithstanding the foregoing paragraph, to the best of Landlord's knowledge the Building is substantially in compliance with ADA.

5.3      INSURANCE RISKS

         Tenant shall not permit any use of the Premises which will make voidable or, unless Tenant pays the extra insurance premium attributable thereto as provided below, increase the premiums for any insurance on the Building or on the, contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association (or any successor organization) (provided that Landlord's
 .insurance permits the use of the Premises for the Permitted Use without the payment of any additional premium) or, unless Tenant makes any required alterations or additions at its expense in compliance with this Lease, which shall require any alteration or addition to the Building. Tenant shall, within thirty (30) days after written demand therefor, reimburse Landlord and all other tenants for the costs of all extra insurance premiums caused by Tenant's use of the Premises for purposes other than the Permitted Use. Any such amounts shall be deemed to be additional rent hereunder.

5.4      ELECTRICAL EQUIPMENT

         The Tenant shall not, without Landlord's written consent in each instance, connect to the electrical distribution system any fixtures, appliances, or equipment which will operate individually or collectively at a wattage in excess of the capacity of the electrical system serving the Premises as the same may be reasonably determined by Landlord and Landlord may audit Tenant's use of electric power to determine Tenant's compliance herewith. If Landlord, in its sole discretion, permits such excess usage, Tenant will pay for the cost of such excess power as additional rent, together with the cost of installing any additional risers, meters, or other facilities that may be required to furnish or measure such excess power to the Premises.

5.5      TENANT'S OPERATIONAL COVENANTS

         (a) Affirmative Covenants

                  In regard to the use and occupancy of the Premises, and except as set forth in Exhibit C, Tenant will at its expense: (1) keep the inside and outside of all glass in the doors and windows of the Premises reasonably clean;
(2) replace promptly any cracked or broken glass of the Premises with glass of like kind and quality; (3) maintain the Premises in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; (4) keep any garbage, trash, rubbish or other refuse in vermin-proof containers within the interior of the Premises until removed (and Tenant shall cause the Premises to be inspected and exterminated on a regular basis by a reputable, licensed exterminator and shall provide Landlord, on request, with a copy of Tenant's contract for such services); (5) keep all mechanical apparatus free of vibration and loud noise which may be transmitted beyond the Premises; and (6) comply with and observe all rules and regulations reasonably established by Landlord from time to time in accordance with Section 5.1 of this Lease.

         (b) Negative Covenants

                  In regard to the use and occupancy of the Premises and common areas, Tenant will not: (7) place or maintain any trash, refuse or other articles in any vestibule or entry of the Premises, on the sidewalks or corridors adjacent thereto or elsewhere on the exterior of the Premises so as to obstruct any corridor, stairway, sidewalk or common area; (8) permit undue accumulations of or burn garbage, trash, rubbish or other refuse within or without the Premises; (9) cause or permit objectionable odors to emanate or to be dispelled from the Premises; (10) commit, or suffer to be committed, any waste upon the Premises or any public or private nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Building, or use or permit the use of any portion of the Premises for any unlawful purpose; or (11) park trucks or other vehicles in a manner that will block access to the loading docks serving the Building, except when Tenant is actively using such loading docks.

5.6      SIGNS

         Except as expressly permitted in this Section 5.6, Tenant shall not place any signs, placards, or the like on the Building or in the Premises that will be visible from outside the Premises (including without limitation both interior and exterior surfaces of windows). Landlord shall place Tenant's name and suite number on the interior building directory, individual Tenant ID plate and mailbox and shall allow Tenant to place its name and logo on the entrances to the Premises, provided that such is in the size, look, and quality consistent with other signs of tenants of the Building,

5.7      HAZARDOUS MATERIALS

         The Tenant shall not use, handle or store or dispose of any oil, hazardous or toxic substances, materials or wastes, except for minimal quantities of office products and cleaning supplies normally used and stored in the normal course of business for a tenant using the Premises for its Permitted Use (collectively "Hazardous Materials") in, under, on or about the Property except for such storage and use consented to by Landlord in advance which consent may be withheld in Landlord's sole and absolute discretion. Any Hazardous Materials in the Premises, and ail containers therefor, shall be used, kept, stored and disposed of in conformity with all applicable laws, ordinances, codes, rules, regulations and orders of governmental authorities. If the transportation, storage, use or disposal of Hazardous Materials anywhere on the Property in connection with Tenant's use of the Premises results in (1) contamination of the soil or surface or ground water or (2) loss or damage to persons) or property, then Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation with and approval by Landlord, to clean up all contamination in full compliance with all applicable statutes, regulations and standards, and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs anal fees, including, without limitation, attorneys' fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease. No consent or approval of Landlord shall in any way be construed as imposing upon Landlord any liability for the means, methods, or manner of removal, containment or other compliance with applicable law for and with respect to the foregoing. The terms of this Section 5.7 shall apply to any transportation, storage, use or disposal of Hazardous Materials irrespective of whether Tenant has obtained Landlord's consent therefor but nothing in this Lease shall limit or otherwise modify the requirement of obtaining Landlord's prior consent as set forth in the first sentence of this Section 5.7.

                                   ARTICLE VI
                   INSTALLATIONS, ALTERATIONS, AND ADDITIONS

6.1      INSTALLATIONS, ALTERATIONS, AND ADDITIONS

         Tenant shall not make structural installations, alterations, or additions to the Premises, but may make nonstructural installations, alterations or additions provided that Landlord consents thereto in advance and in writing, which consent shall not be unreasonably withheld, delayed or conditioned as to work in the existing office space that will not affect the utility or building service systems or equipment. In any event, Tenant shall not demolish the existing office space in the Premises, without the prior written approval of Landlord, which approval may be withheld in Landlord's sole and absolute discretion. In no event shall Landlord's approval of any proposed installations, alterations, or additions to the Premises, whether in connection with Tenant's initial leasehold improvements or otherwise, constitute a representation by Landlord that such as work complies with the requirements of any applicable law or regulation, including without limitation the requirements of the ADA. Any installations, alterations, or additions made by Tenant shall be at Tenant's sole cost and expense and shall be done in a good and workmanlike manner using materials of a quality at least equivalent to that of the existing improvements and in compliance with the requirements of Section 5.2; and prior to Tenants use of the Premises, after the performance of any such work, Tenant shall procure certificates of occupancy and any other required certificates. Tenant shall not suffer or permit any mechanics' or similar liens to be placed upon the Premises for labor or materials furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed at the direction of Tenant, and shall cause any such lien to be bonded over or released of record forthwith without cost to Landlord. Any and all. Tenant installations, alterations, and additions, in or to the Premises, that are intended to become or do become part of the real estate or fixtures therein (other than trade fixtures that are readily removable without damage to the Premises) including but not limited to equipment, appliances, and machinery, shall be fully paid for and free and clear of any and all chattel mortgages, conditional bills of sale, security interests, or any liens or encumbrances of any kind or nature. At all times when any installation, alteration, or addition by Tenant is in progress, there shall be maintained, at Tenant's cost and expense, insurance meeting the requirements of Section 11.3 below and certificates of insurance evidencing such coverage shall be furnished to Landlord prior to the commencement of any such work. Any installations, alterations or additions made by Tenant to the Premises, including, without limitation, all utility systems, fixtures, machinery, equipment, and appliances installed in connection therewith, other than trade fixtures and personal property, shall become the property of Landlord at the termination or expiration of this Lease, unless Landlord permits or requires, at the time of Landlord's approval of such work, Tenant to remove any of the same, in which event Tenant shall, at its own cost and expense, comply with such requirement and repair any damage caused by such removal.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING

7.1      PROHIBITION

         Notwithstanding any other provision of this Lease, Tenant shall not, directly or indirectly, assign, mortgage, pledge or otherwise transfer, voluntarily or involuntarily, this Lease or any interest herein or sublet (which term without limitation, shall include granting of concessions, licenses, and the like) or allow any other person or entity to occupy the whole or any part of the Premises, without, in each instance, having first received the express consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any assignment of this Lease or subletting of the whole or any part of the Premises (other than as permitted as set forth below) by Tenant without Landlord's express consent shall be invalid, void and of no force or effect. This prohibition includes, without limitation, any assignment, subletting, or other transfer of this Lease which would occur by operation of law, merger, consolidation, reorganization, acquisition, transfer, or other change of Tenant's corporate or proprietary structure, including a change in the general partners of any partnership, and the sale, pledge, or other transfer of any of the issued or outstanding capital stock of any corporate Tenant (unless such stock is publicly traded on a recognized security exchange or over-the-counter market). Any request for consent under this Section 7.1 shall set forth, in detail reasonably satisfactory to Landlord, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation, the rent or any other consideration to be paid in respect thereto and such request shall be treated as Tenant's warranty in respect of the information submitted therewith.

         In any case where Landlord shall consent to any assignment or subletting, Tenant originally named herein shall remain fully liable for Tenant obligations hereunder, including, without limitation, the obligation to pay the rent and other amounts provided under this Lease, and such liability shall not be affected in any way by any future amendment, modification; or extension of this Lease or any further assignment, other transfer, or subleasing and Tenant hereby irrevocably consents to any and all such transactions. Tenant agrees to pay to Landlord, within fifteen (15) days of billing therefor, all reasonable legal and other out-of-pocket expenses incurred by Landlord in connection with any request to assign or sublet. It shall be a condition of the validity of any permitted assignment or subletting that the assignee .or sublessee agree directly with Landlord, in form satisfactory to Landlord, to be bound by all Tenant obligations hereunder, including, without limitation, the obligation to pay all Rent and other amounts provided for under this Lease and the covenant against further assignment or other transfer or subletting.

         Without limiting Landlord's discretion to grant or withhold its consent to any proposed assignment or subletting, if Tenant requests Landlord's consent to assign this Lease or sublet all or any portion of the Premises, Landlord shall have the option, exercisable by notice to Tenant given within thirty (30) days after Landlord's receipt of such request, to terminate this Lease as of the date specified in such notice which shall be not less than thirty (30) nor more than sixty (60) days after the date of such notice for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord on the date specified in good order and condition in the manner provided in Section 8.1 at the end. of the Lease Term and thereafter, to the extent necessary in Landlord's judgment, Landlord, at Tenant's sole cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Rent and Tenant's Proportionate Share shall be adjusted according to the extent of the Premises for which this Lease is terminated. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant for consideration or a subletting of the whole of the Premises by Tenant at a rent which. exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion's pro rata share of the Rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant's receipt of the consideration (or the cash equivalent thereof) therefor, in the case of an assignment, and in the case of a subletting, seventy-five percent (75%) of the amount of any such excess rent. The provisions of this paragraph shall apply to each and every assignment of this Lease and each and every subletting of all or a portion of the Premises, whether to a subsidiary or controlling corporation of Tenant or any other person, firm or entity, in each case on the terms and conditions set forth herein. For the purposes of this Section 7.1, the term "rent" shall mean all rent, additional rent or other payments and/or consideration payable by one party to another for the use and occupancy of all or a portion of the Premises.

         Any contrary or inconsistent provision of this Lease notwithstanding, the requirement of Landlord's prior consent, Landlord's right to excess rent and Landlord's right to terminate thus Lease shall not, however, be applicable to
(a) an assignment of this Lease or a sublease of all or any portion of the Premises by Tenant to a subsidiary (for such period of time as at least 50% of the stock of such subsidiary continues to be owned by Tenant, it being agreed that the subsequent sale or transfer of the stock of such subsidiary (either individually or in the aggregate) resulting in Tenant owning less than 50% of the stock of such subsidiary shall be treated as if such sale or transfer were, for all purposes, an assignment of this Lease governed by the provisions of this
Section 7.1) or controlling business organization, provided (and it shall be a condition of the validity of any such assignment) that such subsidiary or controlling business organization agree directly with Landlord to be bound by all of the obligations of Tenant hereunder, including, without limitation, the obligation to pay the rent and other amounts provided for under this Lease, the covenant to use the Premises only for the purposes specifically permitted under this Lease and the covenant against further assignment; but such assignment shall not relieve Tenant herein named of any of its obligations hereunder, and Tenant shall remain fully liable therefor. Further, Landlord's consent shall not be required for, and Landlord's rights to excess rent and to terminate this Lease, shall not be applicable to, a merger or consolidation of or into Tenant or the sale of substantially all of the stock or assets of Tenant, provided that at the time of such merger or consolidation or sale such entity has a net worth at least equal to that of Tenant or any guarantor on the date hereof or on the date of such assignment, whichever is greater.

7.2      ACCEPTANCE OF RENT FROM TRANSFEREE

         The acceptance by Landlord of the payment of Rent, additional rent, or other charges following assignment, subletting, or other transfer prohibited by this Article VII shall not be deemed to be a consent by Landlord to any such assignment, subletting, or other transfer, nor shall the same constitute a waiver of any right or remedy of Landlord.

                                  ARTICLE VIII
                             REPAIRS AND MAINTENANCE

8.1      TENANT OBLIGATIONS

         Except as provided in Section 8.2 and Articles IX and IX of this Lease, from anal after the date that possession of the Premises is delivered to Tenant and until the end of the Lease Term, Tenant shall keep the Premises and every part thereof in good order, condition, and repair, reasonable wear and tear and damage by casualty, as a result of condemnation, or as a result of the failure of Landlord to provide services required to be provided hereunder only excepted; and shall return the Premises to Landlord at the expiration or earlier termination of the Lease Term in such condition.

8.2      LANDLORD OBLIGATIONS

         Except as may be provided in Articles IX and IX, Landlord agrees to provide the services described in Exhibit C and to keep in good order, condition, and repair the Common Facilities, the foundation, exterior walls, slabs, columns and other the structural components and the roof of the Building, the heating, ventilation, air-conditioning, electrical, plumbing, life safety, mechanical and other utility and Building systems and equipment serving the Common Facilities or serving the Premises in common with other areas of the Building, the common hallways, entrances, restrooms and elevators, the parking areas serving the Building, the landscaping, drainage facilities and other exterior areas of the Lot, and the sprinkler system to the extent the same is located outside the Premises, except that Tenant shall reimburse Landlord, as, additional rent hereunder, for the costs (to the extent that it is not covered by Landlord's insurance) of maintaining, repairing, or otherwise correcting any condition caused by an act, omission, neglect or default under this Lease of Tenant or any employee, agent, or contractor of Tenant or any other party for whose conduct Tenant is responsible. Without limitation, Landlord shall not be responsible to make any improvements or repairs other than as expressly provided in this Section 8.2, and Landlord shall not be liable for any failure to make such repairs unless Tenant has given notice to Landlord of the need to make such repairs and Landlord has failed to commence .to make such repairs within a reasonable time thereafter.

                                   ARTICLE IX
                      SERVICES TO BE FURNISHED BY LANDLORD;

9.1      LANDLORD'S SERVICES

         The Landlord agrees to cause the parking areas, driveways, and walkways on the Lot to be kept clear of accumulations of dirt, litter, rubbish, ice and snow, cause the landscaping on the Lot to be kept in a neat and attractive condition, keep the parking areas on the Lot lighted as necessary from the hours of 6:00 p.m. until 8:00 a.m. and perform its obligations with respect to. maintenance and repair set forth in Section 8.2 above. Upon the request of Tenant from time to time, Landlord shall use reasonable efforts to provide services at hours other than the times set forth above and Tenant shall reimburse Landlord as additional rent for the cost of such services within thirty (30) days after invoice therefor. Landlord shall have no obligation to provide utilities or equipment other than the utilities and equipment within the Premises as of the Term Commencement Date of this Lease. Tenant shall not, without first having obtained Landlord's prior written consent, install or use any additional air-conditioning or heating equipment in the Premises. In the event that Tenant should require additional. utilities, the installation, maintenance and costs, thereof shall be Tenant's sole obligation, provided that any such installation shall require the written consent of Landlord, which consent. Landlord shall not unreasonably withhold.

9.2      CAUSES BEYOND CONTROL OF THE LANDLORD

         The Landlord shall in no event be liable for failure to perform any of its obligations under this Lease when prevented from doing so by causes beyond its reasonable control, including without limitation labor dispute (not restricted to the Building or Landlord or Landlord's management agent's operations), breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts, or employees necessary to furnish services required under this Lease, or because of war or other emergency, or for any cause due to any act, neglect, or default of Tenant or Tenant's servants, contractors, agents, employees, licensees or any person claiming by, through or under Tenant, and in no event shall Landlord ever be liable to Tenant for any indirect, special or consequential damages under the provisions of this Section
9.2 or any other provision of this Lease. If there is an interruption of utility service or other building services to the Premises due to the negligence or willful misconduct of Landlord or its agents, employees, or contractors that renders all or any portion of the Premises untenantable for the Permitted Use hereunder and Tenant actually vacates all or any portion of the Premises and notifies Landlord thereof, then, commencing on the third business day after Tenant o vacates the Premises and notifies Landlord thereof, then, as Tenant's sole and exclusive remedy therefor, the Rent shall proportionately abate until such services are restored and Landlord gives Tenant notice thereof or Tenant reoccupies the Premises (or such vacated portion), whichever occurs first.

9.3      SEPARATELY METERED UTILITIES

         Tenant shall pay directly to the utility, as they become due, all bills for electricity, gas, water and sewer, and other utilities (whether they are used for furnishing heat or for other purposes) that are furnished to the Premises and now or hereafter separately metered or billed by the utility to the Premises. If any utilities used or consumed by Tenant are not separately metered, Tenant shall pay its allocable share of such utilities, based on use or pro rata share of the meter, as determined by Landlord.

                                    ARTICLE X
                                    INDEMNITY

10.1     THE TENANT'S INDEMNITY

         The Tenant shall indemnify and save harmless Landlord, the directors, officers, agents, and employees of Landlord, against and from all claims, expenses, or liabilities of whatever nature (a) arising directly or indirectly from any default or breach by Tenant or Tenant's contractors, licensees, agents, servants, or employees under any of the terms or covenants of this Lease (including without limitation any violation of Landlord's' Rules and Regulations and any failure to maintain or repair equipment or installations to be maintained or repaired by Tenant hereunder) or the failure of Tenant or such persons to comply with any rule, order, regulation, or lawful direction now or hereafter in force of any public authority, in each case to the extent the same are related Tenant's use of, or alterations or improvements to, the Premises or the Building; or (b) arising from any accident, injury, or damage, however caused, to any person or property on the Premises; or (c) arising from any accident; injury, or damage to any person or property occurring outside the Premises but within the Building or on the Lot, where such accident, injury, or damage results, from any act, omission, or negligence on the part of Tenant, or Tenant's contractors, licensees, agents, servants, employees, or customers, or anyone claiming by or through Tenant: provided, however, that in no event shall Tenant be obligated under this clause (c) to indemnify Landlord,, the directors, officers, agents, employees of Landlord, to the extent such claim, expense, or liability results from any omission, fault, negligence, or other misconduct of Landlord or the officers, agents, or employees of Landlord on or about the Premises or the Building.

         This indemnity and hold harmless agreement shall include, without limitation, indemnity against all expenses, attorney's fees and liabilities incurred in connection with any such claim or proceeding brought thereon and the defense thereof with counsel acceptable to Landlord. At the request of Landlord, Tenant shall defend any such claim or proceeding directly on behalf and for the benefit of Landlord.

10.2     THE TENANTS RISK

         The Tenant agrees to use and occupy the Premises and to use such other portions of the Building and the Lot as Tenant is herein given the right to use at Tenant's sole risk; and Landlord shall have no responsibility or liability for any loss or damage, however caused, to furnishings, fixtures, equipment, or other personal property of Tenant or of any persons claiming by, through, or under Tenant.

10.3     INJURY CAUSED BY THIRD PARTIES

         The Tenant agrees that Landlord shall not be responsible or liable to Tenant, or to those claiming by, through, or under Tenant, for any loss or damage resulting to Tenant or those claiming by, through, or under Tenant, or its or their property, that may be occasioned by or through the acts or omissions of persons occupying any part of the Building, or for any loss or damage to Tenant's property from the breaking, bursting, crossing, stopping, or leaking of electric cables and wires, and water, gas, sewer, or steam pipes, or like matters.

10.4     SECURITY

         Tenant agrees that, in all events, Tenant is responsible for providing security to the Premises and its own personnel, and that Landlord shall have no obligation to provide security to the Premises, Building, Lot, or the City of Lowell parking garage providing parking to the Premises.

                                   ARTICLE X1
                                    INSURANCE

11.1     PUBLIC LIABILITY INSURANCE

         The Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Terns, and thereafter so long as Tenant is in occupancy of any part of the Premises, (a) a, policy of commercial general liability insurance, written on an occurrence basis and including contractual liability coverage to cover any liabilities assumed under this Lease, insuring against all claims for injury to or death of persons or damage to property on or about the Premises or arising out of the use of the Premises, including products liability, and completed operations liability, and
(b) automobile liability insurance covering all owned vehicles, hired vehicles, and all other non-owned vehicles. Each such policy shall designate Tenant as a named insured and Landlord, its managing agent, if any, and any mortgagees.(as may be set forth in a notice given from time to time by Landlord) shall be named as additional insureds, as their interests appear.

         Each such policy shall expressly provide that it shall not expire or be amended in a manner that materially impairs Landlord's coverage or canceled without at least thirty. (30) days' prior written notice to Landlord in each instance and that the interests of Landlord thereunder or therein shall not be affected by any breach by Tenant of any policy provision, and a duplicate original or certificate thereof shall be delivered to Landlord. The minimum limits of liability of such insurance shall be bodily injury and property damage combined single limit of $3,000,000 per occurrence. The Landlord shall have the right from time to time to increase such minimum limits upon notice to Tenant, provided that any such increase shall provide for coverage in amounts similar to like coverage being carried on like property in the greater Boston area.

         The Tenant agrees to maintain in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Lease Term, and thereafter so long as Tenant is in occupancy of any part of the Premises, a policy insuring any and all Tenant's trade fixtures, equipment, and other personal property of Tenant against damage or destruction by fire or other casualty in an amount equal to the full replacement cost of such property. Tenant shall also maintain insurance against such other hazards as may from time to time reasonably be required by Landlord or the holder of any mortgage on the Premises, provided that such insurance is customarily carried in the area in which the Premises are located on property similar to the Building and that Tenant receives written notice specifying all such additional insurance as may be required. At Landlord's request, any such policies of insurance shall name any such mortgagee as loss payee under a standard mortgagee's clause.

         Notwithstanding the foregoing, Tenant shall be permitted to self-insure its fixtures, equipment and other personal property from time to time located in, on or about the Premises, and all leasehold improvements to the Premises constructed or installed by Tenant, provided that at all times when Tenant so self-insures the same or any portion thereof, Tenant's net worth shall be and remain at least Twenty Million and 00/100 Dollars ($20,000,000.00). During all periods in which Tenant so self-insures any of the same, the rights and obligations of Landlord and Tenant shall remain the same as if Tenant shall have purchased and kept in force thereon insurance from an independent, institutional insurer of recognized responsibility, and, without limitation, the provisions of Sections 10.2 and 11.5 of this Lease shall remain in full force and effect. The Tenant represents, by so self-insuring, that Tenant then is financially able to absorb any loss thereto without significant reduction of available capital or any other material, adverse effect on Tenant or its business operations, and that Tenant then is of at least such minimum net worth.

         The Landlord shall maintain in full force throughout the Lease Term a policy of insurance upon the Building and its fixtures and equipment.

11.3     CONSTRUCTION PERIOD INSURANCE

         At any time when demolition or construction work is being performed on or about the Premises or Building by or on behalf of Tenant, the Tenant shall keep in full force and effect the following insurance coverage:

         (1) builder's risk completed value (nonreporting form) in such form and affording such protections as reasonably required by Landlord, naming Landlord and its mortgagees as additional insureds; and

         (2) workers' compensation or similar insurance in form and amounts required by law.

         Tenant shall cause a certificate or certificates of such insurance to be delivered to Landlord prior to the commencement of any work in or about the Building or the Premises, in default of which Landlord shall have the right, but not the obligation, to obtain any or all such insurance at the expense of Tenant, in addition to any other right or remedy of Landlord. The provisions of this ss. 11.3 shall survive the expiration or earlier termination of this Lease.

11.4     RENTAL ABATEMENT INSURANCE

         The Landlord shall keep and maintain in full force and effect during the Lease Term rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during the then current lease year as reasonably determined by Landlord. All premiums for such insurance shall be included in Operating Costs for the purposes of this Lease.

11.5     WAIVER OF SUBROGATION

         Insofar as and to the extent that the following provisions may be effective without invalidating or making it impossible to secure insurance coverage from responsible insurance companies doing business in The Commonwealth of Massachusetts (even though extra premium may result therefrom): Landlord and Tenant mutually agree that with respect to any loss which .is covered by insurance then being carried by them or which would have been covered under insurance required to be carried by them under the Lease, the one carrying (or required to carry) such insurance and suffering said loss releases the other of and from any and all claims with respect to such loss; and they further mutually agree that their insurance companies shall have no right of subrogation against the other on account thereof In the event that an additional premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If, at the written request of one party, this release and non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section shall be deemed to modify or, otherwise affect any releases elsewhere contained in this Lease.

                                   ARTICLE XII
                                    CASUALTY

12.1     DEFINITION OF "SUBSTANTIAL DAMAGE" AND "PARTIAL DAMAGE"

         The term "substantial damage", as used herein, shall refer to damage, which is of such a character that in Landlord's reasonable, good faith estimate the same cannot, in ordinary course, be expected to be repaired within 60 calendar days from the time that such repair work would .commence. Any damage, which is not "substantial damage", is "partial damage".

12.2     PARTIAL DAMAGE TO THE BUILDING

         If during the Lease Term there shall be partial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly proceed to restore the Building to substantially the condition in which it was immediately prior to the occurrence of such damage. If such restoration is not completed within 9 months after the date of such damage, Tenant shall have the right to terminate this Lease by giving written notice to Landlord. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant's termination notice, unless on or before such date Landlord has substantially completed such restoration.

12.3     SUBSTANTIAL DAMAGE TO THE BUILDING

         If during the Lease Term there shall be substantial damage to the Building by fire or other casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated by this Lease, Landlord shall promptly restore the Building the extent reasonably necessary to enable Tenant's use of the Premises, unless Landlord, within ninety (90) days after the occurrence of such damage, shall give notice to Tenant of Landlord's election to terminate this Lease. The Landlord shall have the right to make such election in the event of substantial damage to the Building whether or not such damage materially interferes with Tenant's use of the Premises. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. If Landlord has not restored the Premises to the extent required under this Section 12.3 within nine (9) months after the date of such damage or destruction, such nine-month period to be extended to the extent of any delays of the completion of such restoration due to matters beyond Landlord's reasonable control, or if the Premises shall be substantially damaged during the last nine (9) months of the Lease Term then, in either such case, Tenant may elect to terminate this Lease by giving written notice of such election to Landlord within thirty (30) days after the end of such nine-month period and before the substantial completion of such restoration. If Tenant so elects to terminate this Lease, then this Lease and the term hereof shall cease and come to an end on the date that is thirty (30) days after the date that Landlord receives Tenant's termination notice, unless on or before such date Landlord has substantially completed such restoration.

12.4     ABATEMENT OF RENT

         If during the Lease Term the Building shall be damaged by fire or casualty and if such damage shall materially interfere with Tenant's use of the Premises as contemplated "by this Lease, a just proportion of the Base Rent payable by Tenant hereunder shall abate proportionately for the period in which, by reason of such damage, there is such interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises (exclusive of any of Tenant's fixtures, furnishings, equipment and the like) to substantially the condition in. which the Premises were prior to such damage.

12.5     MISCELLANEOUS

         In no event shall Landlord have any obligation to make any repairs or perform any restoration work under this Article XII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, the requirements of any applicable laws, codes, ordinances, rules, or regulations, the refusal of the holder of a mortgage or ground lease affecting the premises to make available to Landlord the net insurance proceeds attributable to such restoration, or the inadequacy of such proceeds to fund the full cost of such repairs or restoration, but reasonably promptly after Landlord ascertains the existence of any such cause, it shall either terminate this Lease or waive such condition to its restoration obligations and proceed to restore the Premises as otherwise provided herein. Further, Landlord shall not be obligated in any event to make `any repairs or perform any restoration work to any of Tenant's trade fixtures and personal property.

                                  ARTICLE XIII
                                 EMINENT DOMAIN

13.1     RIGHTS OF TERMINATION FOR TAKING

         If the Premises, or such portion thereof as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) physically unsuitable for Tenant's purposes, shall be taken (including a temporary taking in excess of 180 days) by condemnation or right of eminent domain or sold in lieu of condemnation, Landlord or Tenant may elect to terminate this

Lease by giving notice to the other of such election not later than thirty (30) days after Tenant has been deprived of possession.

         Further, if so much of the Building (which may include the Premises) or the Lot shall be so taken, condemned or sold or shall receive any direct or consequential damage by reason of anything done pursuant to public or quasi-public authority such that continued operation of the same would, in Landlord's reasonable opinion, be uneconomical, Landlord may elect to terminate this Lease by giving notice to Tenant of such election not later than thirty
(30) days after the effective date of such taking.

         Should any part of the Premises be so taken or condemned or receive such damage and should this Lease be not terminated in accordance with the foregoing provisions, Landlord shall promptly after the determination of Landlord's award on account thereof, expend so much as may be necessary of the net amount which may be awarded to Landlord in such condemnation proceedings in restoring the Premises to an architectural unit that is reasonably suitable to the uses of Tenant permitted hereunder. Should the net amount so awarded to Landlord be insufficient to cover the cost of so restoring the Premises, in the reasonable estimate of Landlord, Landlord may, but shall have no obligation to, supply the amount of such insufficiency and restore the Premises to such an architectural unit, with all reasonable diligence, or Landlord may terminate this Lease by giving notice to Tenant within a reasonable time after Landlord has determined the estimated cost of such restoration.

13.2     PAYMENT OF AWARD

         The Landlord shall have and. hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Building and the Lot and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking or damage, as aforesaid. The Tenant covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant's trade fixtures installed in the Premises by Tenant at Tenant's expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable hereunder by Landlord from the taking authority.

13.3     ABATEMENT OF RENT

         In the event of any such taking of the Premises, the Base Rent or a fair and just proportion thereof, according to the nature and extent of the damage sustained, shall be suspended or abated, as appropriate and equitable in the circumstances.

13.4     MISCELLANEOUS

         In no event shall Landlord have any obligation to make any repairs under this Article XIII if prevented from doing so by reason of any cause beyond its reasonable control, including, without limitation, requirements of any applicable laws, codes, ordinances, rules, or regulations or requirements of any mortgagee. Further, Landlord shall not be obligated to make any repairs to any portions of the Premises or the Building which were constructed or installed by or for some party other than Landlord or which are not the property of Landlord.

                                   ARTICLE XIV

14.1     TENANT'S DEFAULT

         (a) If at any time any one or more of the following events (herein referred to as a "Default of Tenant") shall occur;

                  (i) Tenant shall fail to make payment of rent or any other monetary amount due under this lease within five (5) days after Landlord has sent to Tenant notice of such default.

                  However, if: (A) Landlord shall have sent to Tenant a written notice of such default , even though the same shall have been cured and this Lease not terminated; and (B) during the lease year in which said notice of default has. been sent by Landlord to Tenant, Tenant thereafter shall default in any monetary payment, the same shall be deemed to be a Default of Tenant upon Landlord giving Tenant written notice thereof without the five (5) day grace period set forth above; or

                  (ii) Tenant shall fail to perform or observe any other covenant or provision herein contained on Tenant's part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or, if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty
(30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity.

                  However, if (A) Landlord shall have sent to Tenant a notice of such default, which is of the same nature, even though the same shall have been cured and this Lease not terminated; and ($) during the lease year in which said notice of default have been sent by Landlord to Tenant, Tenant thereafter shall default in any non-monetary matter, the same shall be deemed to be a Default of Tenant upon Landlord giving Tenant written notice thereof, and Tenant shall have no grace period, within which to cure the same; or

         (iii) except as otherwise provided by applicable law, if the estate hereby created shall be taken on execution or by other process of law, or if Tenant shall be judicially declared bankrupt or insolvent according to law, or if any assignment shall be made .of the property of Tenant for the benefit of creditors, or if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed to take charge of all or any substantial part of Tenant's property by a court of competent jurisdiction, or if a petition shall be filed for the reorganization of Tenant under any provisions of law now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it is begun, or if Tenant shall file a petition for such reorganization, or for arrangements under any provisions of such laws providing a plan for a debtor to settle, satisfy, or extend the time for the payment of debts; then, in any such case, Landlord may, in addition to any remedies otherwise available to Landlord, immediately or at any time thereafter, and without demand or notice but in adherence to all applicable law, enter into and upon the Premises or any part thereof in the name of the whole and repossess the same as of Landlord's former estate, and expel Tenant and those claiming by, through or under it and remove its or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and/or Landlord may terminate this Lease by notice to Tenant, and this Lease shall come. to an end on the date of such notice as fully and completely as if such date were on the date herein originally fixed for the expiration of the term of this Lease (Tenant hereby waiving any rights of redemption, if any, under M.G.L.A. c. 186, ss. 11 to extent that such rights may be lawfully waived), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as herein provided. To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. In the event of any such termination, entry or reentry, Landlord shall have the right to remove and store Tenant's property and that of persons claiming by, through or under Tenant at the sole risk and expense of Tenant and, if Landlord so elects, (x) to sell such property. at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant and pay the balance, if any, to Tenant, or (y) to dispose of such property in any manner in which Landlord shall elect, Tenant hereby agreeing to the fullest extent permitted by law that it shall have no right, title or interest in any property remaining in the Premises after such termination, entry or reentry.

         (b) Tenant covenants and `agrees, notwithstanding any termination of this Lease as aforesaid or any entry or reentry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent and other charges reserved as they would become due under the terms of this Lease if this Lease had not been terminated or if Landlord had not entered or reentered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, or for the whole thereof; but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord in reletting, after deduction of all expenses incurred in reletting the Premises (including, without limitation, remodeling costs not reimbursed to Landlord through such rent, brokerage fees, attorneys' fees and the like), and in collecting the rent in connection therewith. As an alternative, at the election of Landlord, Tenant will upon such termination pay. to Landlord, as damages, such a sum as at the time of such termination represents the amount of the excess, if any, of the then value of the total Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term if the lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for what would be the then unexpired Lease Term if the same remained in effect. For purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with immediately preceding sentence, the total amount due shall be computed by assuming that Tenant's Proportionate Share of Taxes and Tenant's Proportionate Share of Operating Costs would be, for the balance of such unexpired term, the amount thereof respectively for the lease year in which such termination, entry or reentry shall occur.

         (c) In case of any Default of Tenant, reentry, entry, expiration and dispossession by summary proceedings or otherwise, Landlord (i) shall use reasonable efforts to .relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Lease Term and may grant concessions or free rent to the extent that .Landlord considers advisable or necessary to relet the Premises, and shall otherwise use reasonable efforts to mitigate damages and (ii) may make such alterations, repairs and decorations in the Premises as Landlord, in its sole judgment, considers advisable or necessary for the purpose of reletting the Premises; and no action by Landlord in accordance with the foregoing shall operate or be construed to .release Tenant from liability hereunder as aforesaid. It is specifically understood and agreed that Landlord shall be entitled to take into account in connection with any reletting of the Premises all relevant factors which would be taken into account by a sophisticated developer in securing a replacement tenant for the Premises, such as, but not limited to, the first class quality of the Building and the financial responsibility of any such replacement tenant. Landlord shall in no event be liable in any way whatsoever for failure, despite its reasonable efforts, to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting. The Landlord agrees to list the Premises with a broker in the event of a termination, entry or reentry under this ARTICLE XIV, provided that Landlord's obligation to list the Premises as provided herein is independent of Tenant's obligations under this ARTICLE XIV and shall not be construed to entitle Tenant to setoff against any amounts payable by Tenant hereunder in the event of a breach or alleged breach by Landlord of such obligation. In no event shall Landlord be obligated to give priority to the reletting of the Premises over any other Premises in the .Building or any other building owned by Landlord.

         (d) If there is at any time a guarantor or assignee of this Lease or any interest of Tenant herein or any sublessee, franchisee, concessionee, or licensee of all or any portion of the Premises, the happening of any of the events described in paragraph (a)(iii) of this Section with respect to such guarantor, assignee, sublessee, franchisee, concessionee, or licensee shall constitute a Default of Tenant hereunder.

         (e) The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress `to which Landlord may, at any time, be entitled lawfully and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity, as if specific remedies were not herein provided for.

         (f) All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any Default of Tenant shall be paid by Tenant.

         Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy, insolvency, or like proceedings by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

14.2     LANDLORD'S DEFAULT

         Landlord shall in no event be in default in the performance of any of Landlord's obligations hereunder. unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is reasonably required to correct any such default, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation.

                                   ARTICLE XV
                        THE LANDLORD'S ACCESS TO PREMISES

15.1     THE LANDLORD'S RIGHT OF ACCESS

         The Landlord and its agents, contractors, and employees shall have the right to enter the Premises at all reasonable hours upon reasonable advance notice, except in exigent circumstances, or any time in case of emergency, for the purpose of inspecting or of malting repairs or alterations, to the Premises or the Building or additions to the Building, and Landlord shall also have the right to make access available at all reasonable hours and upon reasonable advance notice to prospective or existing mortgagees or purchasers of any part of the Building provided that such entry does not unreasonably interfere with Tenant's use and enjoyment of the Premises. To assure access by Landlord to the Premises, Tenant shall provide Landlord with duplicate copies of all keys used by Tenant in providing access to the Premises.

         For a period commencing twelve (12) months prior to the expiration of the Lease Term, Landlord may have reasonable access to the Premises at all reasonable hours and reasonable advance notice for the purpose of exhibiting the same to prospective tenants; provided that such exhibition does not unreasonably interfere with Tenant's use and enjoyment of the Premises.

                                   ARTICLE XVI
                              RIGHTS OF MORTGAGEES

16.1     SUBORDINATION AND ATTORNMENT

         (a) If any holder of a mortgage or holder of a ground lease of property which includes the Premises, executed and recorded subsequent to the date of this Lease, shall so elect, the interest of Tenant hereunder shall be subordinate to the rights of such holder, provided that executes, acknowledges and delivers to Tenant an agreement, in recordable form and in form and substance reasonably acceptable to Tenant, that, in the event of the foreclosure of such mortgage, a deed. in lieu of such foreclosure, a termination of such ground lease or the succession by such holder to Landlord's title to the Building or interest under this Lease, such holder shall recognize Tenant's rights, shall not disturb Tenant's occupancy of the Premises, and shall assume Landlord's obligations, under the terms and conditions of this Lease (a "Non-Disturbance Agreement").such holder shall agree to recognize in writing the rights of Tenant under this Lease upon the terms and conditions set forth herein, and the performance by Tenant of Tenant's obligations hereunder (but without any assumption by such holder of Landlord's obligations under this Lease); or

         (b) If any holder of a mortgage or holder of a ground lease of property which includes the Premises executed and recorded prior to the date of this Lease shall so elect, this Lease, and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. Landlord represents and warrants, to the best of its knowledge, to Tenant that the

Premises is not, as of the Date of this Lease, subject to any mortgage or any lease senior to this Lease or to which this Lease is subject.

         The election of any such holder as to Subsection (a) above shall be exercised by notice to Tenant, in the same fashion as notices under this Lease are given by Landlord to Tenant, and, if such notice is given, such subordination shall be effective as to all advances then or thereafter made by such holder under such mortgage or in connection with such ground lease. Any election as to Subsection. (b) above shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument, in which such holder subordinates its rights under such mortgage or ground lease to this Lease.

         (c) Forthwith upon the request of Landlord, the holder of any mortgage or deed of trust affecting the Premises, or the lessor under any ground lease affecting the Premises, provided that any such holder or lessor has executed and delivered to Tenant a Non-Disturbance Agreement, Tenant shall. execute and deliver to any such holder or lessor party an agreement providing that Tenant shall attorn to such holder or lessor in the event of a foreclosure of such mortgage or deed of trust or transfer in lieu thereof or a termination of such ground lease and incorporating such other terms and conditions as such party may reasonably require, provided that such agreement includes en agreement by such other party to recognize the rights of Tenant under this Lease. Irrespective of whether any such attornment agreement has been executed, Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale. under, any mortgage or deed of trust made by Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of any ground lease, if so requested, attorn to the purchaser or ground lessor upon such foreclosure, sale or termination or upon any grant of a deed in lieu, of foreclosure and recognize such purchaser or ground lessor as Landlord under this Lease.

          (d) Tenant agrees on request of Landlord to execute and deliver from time to time any instrument that Landlord may reasonably deem necessary to confirm the provisions of this Section 16.1.

16.2     NOTICE TO MORTGAGEE AND GROUND LESSOR; OPPORTUNITY TO CURE

         After receiving notice from any person, firm, or other entity (or from Landlord on behalf of any such person, etc.) that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord as ground lessee, which includes the Premises as a part of the demised premises, provided such notice specifies the name and address of such holder or ground lessor, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord's defaults by such holder or ground lessor shall be treated as performance by Landlord. Accordingly, no default by Landlord which would entitle Tenant under the terms of this Lease, hereunder to terminate this Lease shall give Tenant any such right unless and until:

         (a) Tenant shall have first given written notice to such holder or ground lessor, if any, specifying the default of Landlord which could or would give basis to Tenant's rights; and

         (b) such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within the time specified under this Lease for Landlord to cure such default or, in the absence of any such specifications, within a reasonable time thereafter, but nothing contained in this Section 16 or elsewhere in this Lease .shall be deemed to impose any obligation on any such holder or ground lessor to correct or cure any such condition.

16.3     ASSIGNMENT OF RENTS.

         With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees: .

         (a) that, except as set forth in subsection 16.3(b), the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder or ground lessor shall, by notice sent to Tenant, specifically otherwise elect; and

         (b) that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord's obligations hereunder only upon acquisition of Landlord's interest in the Building or this Lease by foreclosure, deed in lieu of foreclosure, the termination of such ground lease or otherwise, upon foreclosure of such holder's mortgage or the taking of possession of the Premises.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS

17.1     CAPTIONS

         The captions throughout this Lease are for convenience or reference only and shall in no way be held or deemed to define, limit, explain, describe, modify, or add to the interpretation, construction, or meaning of any provision of this Lease.

17.2     BIND AND INURE

         Except as herein otherwise expressly provided, the obligations of thus Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The reference herein to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but has reference only to those instances in which Landlord's consent is not required under this Lease or Landlord may later give consent to a particular assignment as required by the provisions of Article VII. Neither the assignment by Landlord of its interest in this Lease as security to a lender holding a mortgage on the Building, nor the acceptance thereof by such lender, nor the exercise by such lender of any of its rights pursuant to said assignment shall be deemed in any way an assumption by such lender of any of the obligations of Landlord hereunder, except under the conditions set forth in Section 16.3 of this Lease. Whenever the Premises are owned by a trustee or trustees, the obligations of Landlord shall be binding upon Landlord's trust estate and the interest of such trustee and any beneficiary in such trust estate, but not upon trustee, beneficiary or shareholder of the trust individually.

17.3     NO WATER

         The failure of Landlord or of Tenant to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease shall not be deemed to be a waiver of such violation or to prevent a subsequent act, which would originally have constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed to be a waiver of such breach by Landlord unless such waiver be in writing signed by Landlord. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

17.4     NO ACCORD AND SATISFACTION

         No acceptance by Landlord of a lesser sum than the minimum and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed to be an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease or at law or in equity provided.

17.5     CUMULATIVE REMEDIES

         The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions. Except as otherwise set forth herein, any obligations of Tenant or Landlord as set forth herein (including, without limitation, rental and other monetary obligations, repair obligations and obligations to indemnify Landlord) shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant's failure to satisfy any such obligation (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease).

17.6     PARTIAL INVALIDITY

         If any term or provision of this Lease or any portion thereof or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Lease and of such term or provision and the application of this Lease and of such term and provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

17.7     LANDLORD'S RIGHT TO CURE

         If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but not the obligation, to enter upon the Premises and/or to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing any such obligations, Landlord may make any reasonable payment of money or perform any other reasonable act. All sums so paid by Landlord (together with interest at the Lease Interest Rate) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

17.8     ESTOPPEL CERTIFICATES

         Tenant agrees on the Commencement Date of the Lease Term and from time to tune thereafter, upon not less than seven (7) days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing, certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay rent and other charges required under this Lease and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications, that this Lease is in full force and effect, as modified, and stating the modifications, and, if there are any defenses, offsets, counterclaims or defaults, setting their forth in reasonable detail), and the dates to which the Rent and other charges have been paid. Any such statement delivered pursuant to this Section
17.8 may be relied upon by any prospective purchaser or mortgagee of the property, which includes the Premises, or any prospective assignee of any such mortgagee.

17.9     BROKERAGE

         Each party hereto warrants and represents that it has dealt with no real estate broker or agent other than CB Richard Ellis \ NE Partners, LP and Trammell Crow Company (the "Broker") in connection with this transaction and agrees to defend, indemnify and save the other party harmless from end against any and all claims for commissions or fees arising out of this Lease which, as to the respective parties, are inconsistent with such party's warranties and representations in this Section 17.9. Landlord shall be responsible for any commissions or fees owed to the Broker in connection with this transaction.

17.10    ENTIRE AGREEMENT

         All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein and this Lease expressly supersedes any proposals or other written documents. relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change, or modify any of the provisions hereof.

17.11    HOLDOVER

         If Tenant remains in the Premises after the termination of this Lease, by its own terms or for any other reason, such holding over shall not be deemed to create any tenancy, but Tenant' shall . be a tenant at sufferance only, at a daily rate equal to one hundred fifty percent (150%) of the Rent applicable immediately prior .to such termination plus the then applicable additional rent and other charges under this Lease. Tenant shall also pay to Landlord all damages, direct or indirect, sustained by Landlord by reason of any such holding over. Otherwise, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable.

17.12    COUNTERPARTS

         This Lease is executed in any number of counterparts, each copy of which is identical, and any one of which shall be deemed to be complete in itself and may be introduced in evidence or used for any purpose without the production of the other copies.

17.13    CONSTRUCTION AND GRAMMATICAL USAGE

         This Lease shall be governed, construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, and Tenant agrees to submit to the personal jurisdiction of any court (federal or state) in said Commonwealth for any dispute, claim or proceeding. arising out of or relating to this Lease. In construing this Lease, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular and singular for plural in any place in which the context so admits or requires. If there be more than one party tenant,. the covenants of Tenant shall be the joint and several obligations of each such party and, if Tenant is a partnership, the covenants of Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.

17.14    WHEN LEASE BECOMES BINDING

         Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant.

17.15    LETTER OF CREDIT

         Landlord acknowledges receipt from Tenant of an unconditional, irrevocable and transferable letter of credit, naming Landlord and its successors and assigns as beneficiary, drawn upon Silicon Valley Bank, in the amount of One Hundred Forty Three Thousand Two Hundred Ninety Nine ($1.43,299) (the "Letter of Credit"), which shall be held by Landlord or its agent, as security, for the full and faithful performance of Tenant's obligation herewith, for and during the Term, to be returned to Tenant within thirty (30) days after the expiration of the Term or the termination of this lease provided there exists no breach of any undertaking of Tenant. Upon the occurrence of a Default of Tenant hereunder, Tenant agrees that Landlord may from time to time, without prejudice to any other remedy, make demand for the principal amount of the Letter of Credit to the extent necessary to make good any damage, injury, expense incurred by Landlord by virtue of such default and/or to pay any damages payable to Landlord by virtue of such default, and may thereafter apply such proceeds to any such damage, injury or expense.

Tenant shall not have the right to call upon Landlord to draw upon the Letter of Credit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance of the Premises by Landlord to Landlord's grantee or transferee, the Letter of Credit thereon may be assigned otherwise or transferred by Landlord to Landlord's grantee or transferee and Tenant shall cooperate to the extent necessary to effect such assignment or transfer. Upon any such assignment or transfer, Tenant hereby releases Landlord herein named of any and all liability with respect to the Letter of Credit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees. In the event that the Letter of Credit is written. such that it will expire prior to the date on which Tenant is entitled to its return, and the Letter of Credit is not renewed or replaced at least thirty (30) days prior to such expiration date, then Landlord shall have the right to draw upon the Letter of Credit so that Landlord will, at all times during the Term of this Lease hold, in the form of cash or in the form of the Letter of Credit or both, a sum equal to the principal amount of the Letter of Credit required hereunder from time to time. All such sums held in the form of cash shall be held as a security deposit otherwise subject to the terms hereof, for the full and faithful performance of Tenant's obligation herewith.

17.16    LANDLORD'S ENFORCEMENT EXPENSES

         Unless prohibited by applicable law, the Tenant agrees to pay to the Landlord the amount of all reasonable fees and expenses (including, without limitation, attorneys' fees and costs) incurred by the Landlord arising out of or resulting from any act or omission by the Tenant with respect to this Lease or the Premises, including without limitation, any breach by the Tenant of its obligations hereunder which continues after notice to Tenant and the expiration of the applicable cure period, irrespective of whether Landlord resorts to litigation as a result thereof.

17.17    NO SURRENDER

         The delivery of keys to any employee of Landlord or to Landlord's agents or employees shall not operate as a termination of this Lease or a surrender of the Premises.

17.18    COVENANT OF QUIET ENJOYMENT

         Subject to the terms and provisions of this Lease and on payment of the Rent, additional rent, and other sums due hereunder and compliance with all of the terms and provisions of this Lease, Tenant shall lawfully, peaceably, and quietly have, hold, occupy, and enjoy the Premises during the term hereof, without hindrance or ejection by Landlord or by any persons claiming under Landlord; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

17.19    NO PERSONAL LIABILITY OF THE LANDLORD

         The Tenant agrees to look solely to Landlord's then equity interest in the Building and the Lot at the time owned, or in which Landlord holds an interest as ground lessee, and any proceeds of insurance or award from. any condemnation relating to the Building, the Lot or Landlord's .interest therein, for recovery of any judgment for monetary damages from Landlord; it being specifically agreed that neither Landlord (whether Landlord be an individual, partnership, firm, corporation, trustee, or other fiduciary) nor any partner, policyholder, officer, shareholder or director of Landlord, nor any trust of which any person holding Landlord's interest is trustee nor any successor in interest to any of the foregoing shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant, except to the extent necessary to enforce such judgment against such interest of Landlord in the Building, the Lot or any such proceeds or awards; provided, however, nothing in this Section 17.19 shall prohibit Tenant from seeking injunction or other equitable relief or restrict Tenant from enforcing such relief.. The covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord's successors only with respect to breaches occurring during Landlord's and. Landlord's successors' respective periods of ownership of Landlord's interest hereunder.

17.20    NOTICES.

         Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing and shall be delivered by hand or sent by registered or certified mail, postage prepaid or by so-called "express" mail (such as Federal Express or U.S. Postal Service Express
Mail) with proof of delivery:

         If intended for Landlord, addressed to Managing Agent at the address set forth in Section 1.2 with a copy to Landlord at the address set forth in
Section 1.2 or to such other addresses as may from time to time hereafter be designated by Landlord by like notice.

         If intended for Tenant, (i) prior to the Commencement Date: addressed to Tenant at the address set forth on the first page of this Lease to the attention of Alan MacDougall or (ii) after the Commencement Date: at the address of the Premises to the attention of Alan MacDougall with a copy to Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts 02110; Attention:. Real Estate Department or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice. .

         All such notices shall be effective upon delivery, attempted delivery, or refusal, whichever occurs first, at the address or addresses of the intended recipient, as set forth above.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument under seal as of the date set forth in Section 1.2, above.

LANDLORD:                           FORTUNE WAKEFIELD, LLC


                                    /s/  Roger W. Altreuter
                                    --------------------------------
                                    By,  Roger W. Altreuter
                                    Its:  Manager


TENANT:                             DATAWATCH CORPORATION


                                    /s/  Bruce Gardner
                                    --------------------------------
                                    By:  Bruce Gardner
                                    Its:  President


                                    /s/  John H. Kitchen III
                                    --------------------------------
                                    By:  John H. Kitchen
                                    Its:  Vice President

                                    EXHIBIT A

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT B

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT C
                                BUILDING SERVICES


I.       CLEANING

         A.     General

         1. All cleaning of common areas and public lavatories and office space will be performed between 5 PM and 12 Midnight, Monday through Friday.

         B.     Daily Operations (5 times per week)

         1.     Lavatories (Common Areas).

                a. Scour, wash and disinfect all toilet seats, basins, bowls, urinals and tile walls near urinals, throughout.

                b.  Sweep and wash floors with disinfectant.

                c. Wash and polish mirrors, shelves, bright work and enameled surfaces.

                d. Hand dust and clean all partitions, dispenser and receptacles.

                e. Fill and maintain all toilet tissue holders, soap dispensers, towel dispensers and sanitary napkin dispensers.

         2.     Common Areas

                a.  Sweep, wet-mop and mop dry all untreated flooring.

                b. All finger marks, scuff marks and surface blemishes shall be removed.

                c. Clean all metal surfaces nightly. Untreated metal shall be polished.

                d. Clean all cigarette urns and replace sand. e. Clean entrance and lobby glass.

                f.  Dust all air conditioning louvers, grills, etc.

                g. Dust elevators doors, walls, ceilings and metal work. Vacuum door tracks and elevator floors.

                h.  Check all stairways; sweep and mop as necessary.

         3.     Tenant's Office Space

                a.  All flooring to be swept nightly and. wash flooring weekly.

                b.  Waxing to be done at Tenant's expense.

                c. Spot mop all floors for spills, smears and foot tracks throughout.

                d.  All carpeting and rugs to be vacuumed nightly.

                e. Hand dust weekly and wipe clean all furniture, fixtures, etc..

                f. Empty and clean all waste receptacles nightly and replace plastic liners as necessary.

                g.  Wash clean all water fountains and water coolers.

                h. Dust all floor and other ventilating louvers within reach; damp wipe as necessary.

                i.  Wipe clean and polish all brass.

                j.  Clean all glass furniture tops.

                k. Collect and remove wastepaper, cardboard boxes and waste material.

                1. Dust and wash closet and coat room shelving, coat racks and flooring.

         C.       YEARLY

         1.     Common Areas

                a. Strip and wax all resilient tile floor areas. Clean all carpeting.

         2.     Windows

                a. Clean inside and outside of all windows (to be performed during daylight hours).

II.      HEATING, VENTILATING AND AIR CONDITIONING

                Heating, ventilating and air conditioning of the common areas and the Premises as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 AM to 6:00 PM and Saturday from 8:00 AM to 1:00 PM, will be provided through various means. Landlord agrees to maintain and keep in good working order all heating, ventilating and air conditioning equipment servicing the Premises.

III.     WATER

                Hot water for public lavatory purposes and cold water for public drinking, lavatory and toilet purposes. .

IV.      ELEVATORS

                Passenger and freight elevators for the use of all tenants and the general public will provide access to and from all occupied floors of the Building. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Mill as a whole.

V.       RELAMPING OF LIGHT FIXTURES

                Tenant is responsible for replacing lamps, ballasts and starters within the Premises.

VI.      SECURITY

         1. All parking lots will be secured with card access only (except visitor sections).

         2. Security personnel will be on duty 24 hours per day, seven days per week.

         3. The Building will have 24 hour/day, 365 days/year access for tenants, their employees, agents and contractors and other authorized individuals.

VII.     SNOWPLOWING

         1. Landlord will use diligent efforts to remove snow and ice from parking areas, driveways and walkways on the Lots or otherwise serving the Building. Landlord will begin plowing of driveways, parking lots and walks whenever three inches of snow accumulates.

         2. Landlord will use diligent efforts, following overnight storms, to have all parking areas, driveways and walkways cleared of snow and ice and open by 8:00 AM each business day morning.

VIII.    ELECTRICITY

                Landlord shall provide electricity for use in the operation of lights, outlets, machinery, fixtures, equipment and distribution of heating, ventilation and air conditioning in the Premises, with a combined. load of 7 watts per useable square foot.

VIII.    SHUTTLE BUS SERVICE

                Landlord shall provide a shuttle service from 7:30 AM to 9:30 AM and from 4:00 PM to 6:00 PM to and from the Ayotte Garage. Landlord shall not be obligated to provide a shuttle service so long as Landlord can meet all of the Tenant's parking requirements per this Lease with parking spaces in the West Lot and the Tremont Lot.

IX.      VISITOR PARKING

                Landlord shall provide fifty (50) visitor parking spaces for the use of all Tenants of the Building and their guests.